Exhibit 99.1

Tix Corporation Retains B. Riley & Co. to Explore Strategic Alternatives for its Live Entertainment Business Segment

STUDIO CITY, CA, September 13, 2010 – Tix Corporation (Nasdaq: TIXC), announced today that it is exploring strategic alternatives, including the possible sale, for its live entertainment business segment which is comprised of two subsidiaries: Magic Arts & Entertainment and NewSpace Entertainment.   The Company has retained B. Riley & Co. as its financial advisor.  There can be no assurances that the exploration of strategic alternatives will result in a transaction.

About B. Riley & Co.

Headquartered in Los Angeles, with offices in San Francisco, New York, Philadelphia and Newport Beach, B. Riley & Co. is a FINRA member firm providing research and trading ideas to institutional clients and high net worth individuals, and investment banking services to a wide range of middle-market private and public companies.

Safe Harbor Statement

Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are discussed in the Company's various filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements.